Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300
TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS
CHICO, Calif. – (July 26, 2011) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced quarterly earnings of $2,771,000 for the quarter ended June 30, 2011. These earnings represent a $1,451,000 (110%) increase when compared to earnings of $1,320,000 reported for the quarter ended June 30, 2010. Diluted earnings per share for the quarter ended June 30, 2011 was $0.17 compared to diluted earnings per share of $0.08 for the quarter ended June 30, 2010. Diluted earnings per share for the six months ended June 30, 2011 and 2010 were $0.35 and $0.18, respectively, on earnings of $5,571,000 and $2,878,000, respectively.
Total assets of the Company decreased $48,461,000 (2.2%) to $2,176,184,000 at June 30, 2011 from $2,224,645,000 at June 30, 2010. Total loans of the Company decreased $104,878,000 (7.0%) to $1,396,062,000 at June 30, 2011 from $1,500,940,000 at June 30, 2010. During the three months ended June 30, 2011, loans increased $8,402,000, or 2.4% on an annualized basis. Excluding the Granite acquisition during the quarter ended June 30, 2010, this most recent quarterly increase in loans represents the first quarterly increase in loans since the quarter ended December 31, 2008. Total deposits of the Company decreased $53,218,000 (2.8%) to $1,836,731,000 at June 30, 2011 from $1,889,949,000 at June 30, 2010. Excluding a $70,000,000 decrease in certificates of deposit issued to the State of California that occurred during the fourth quarter of 2010, total deposits would have increased $16,782,000 during the twelve months ended June 30, 2011. The following is a summary of the components of net income for the periods indicated:

	Three months ended
	June 30,
(in thousands)	2011	2010	$ Change	% Change
Net Interest Income	$21,753	$22,134	$(381)	(1.7%)
Provision for loan losses	(5,561)	(10,000)	4,439	(44.4%)
Noninterest income	8,251	8,104	147	1.8%
Noninterest expense	(20,095)	(18,408)	(1,687)	9.2%
Provision for income taxes	(1,577)	(510)	(1,067)	209.2%

Net income	$2,771	$1,320	$1,451	109.9%

Net interest income during the three months ended June 30, 2011 decreased $381,000 (1.7%) from the same period in 2010 to $21,753,000. The decrease in net interest income was due to a 0.10% (ten basis points) decrease in net interest margin on a fully tax-equivalent basis to 4.31% and a $69,486,000 (4.7%) decrease in average balance of loans. Much of the ten basis point decrease in net interest margin was due to the fact that despite historically low deposit rates, the ability to deploy deposits into some interest-earning asset other than short-term low-yield interest-earning cash at the Federal Reserve Bank has been limited. This limitation is the result of weak loan demand and investment yields that have been unattractive given their interest rate risk profile.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

	Three months ended			Three months ended
	June 30, 2011			June 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans	$1,393,989	$21,735	6.24%	$1,463,475	$22,701	6.20%
Investment securities — taxable	271,089	2,354	3.47%	278,799	2,733	3.92%
Investment securities — nontaxable	11,839	216	7.31%	15,502	299	7.71%
Cash at Federal Reserve and other banks	351,512	242	0.28%	261,910	154	0.24%

Total earning assets	2,028,429	24,547	4.84%	2,019,686	25,887	5.13%

Other assets	164,222			171,974

Total	$2,192,651			$2,191,660

Liabilities and shareholders’ equity:
Interest-bearing demand deposits	408,109	358	0.35%	386,788	586	0.61%
Savings deposits	613,924	372	0.24%	541,710	613	0.45%
Time deposits	406,436	1,072	1.06%	544,320	1,528	1.12%
Other borrowings	59,139	600	4.06%	61,629	602	3.91%
Junior subordinated debt	41,238	312	3.03%	41,238	313	3.04%

Total interest-bearing liabilities	1,528,846	2,714	0.71%	1,575,685	3,642	0.92%

Noninterest-bearing deposits	424,331			376,300
Other liabilities	33,711			36,147
Shareholders’ equity	205,763			203,528

Total liabilities and shareholders’ equity	$2,192,651			$2,191,660

Net interest rate spread(1)			4.13%			4.21%
Net interest income and interest margin(2)		$21,833	4.31%		$22,245	4.41%

The Company provided $5,561,000 for loan losses during the three months ended June 30, 2011 versus $10,000,000 during the three months ended June 30, 2010. The allowance for loan losses increased $738,000 from $43,224,000 at March 31, 2011 to $43,962,000 at June 30, 2011. The provision for loan losses and increase in the allowance for loan and lease losses during the three months ended June 30, 2011 were primarily the result of changes in the make-up of the loan portfolio and the Bank’s loss factors in reaction to losses in the construction, commercial real estate, commercial & industrial (C&I), home equity and auto indirect loan portfolios.

Noninterest income increased $147,000 (1.8%) to $8,251,000 during the three months ended June 30, 2011 when compared to the three months ended June 30, 2010. The following table presents the key components of noninterest income for the periods indicated:

	Three months ended
	June 30,
(in thousands)	2011	2010	$ Change	% Change
Service charges on deposit accounts	$3,700	$4,443	$(743)	(16.7%)
ATM fees and interchange	1,776	1,531	245	16.0%
Other service fees	437	362	75	20.7%
Mortgage banking service fees	370	315	55	17.5%
Change in value of mortgage servicing rights	(162)	(569)	407	(71.5%)

Total service charges and fees	6,121	6,082	39	0.6%

Gain on sale of loans	495	577	(82)	(14.2%)
Commission on NDIP	648	362	286	79.0%
Increase in cash value of life insurance	450	426	24	5.6%
Change in indemnification asset	144	—	144
Gain (loss) on sale of foreclosed assets	185	310	(125)	(40.3%)
Bargain purchase gain	—	232	(232)	(100.0%)
Sale of customer checks	67	54	13	24.1%
Lease brokerage income	95	21	74	352.4%
Gain (loss) on disposal of fixed assets	(6)	(15)	9	(60.0%)
Commission rebates	(16)	(17)	1	(5.9%)
Other nonintrest income	68	72	(4)	(5.6%)

Total other noninterest income	2,130	2,022	108	5.3%

Total noninterest income	$8,251	$8,104	$147	1.8%

Service charges on deposit accounts were down $743,000 (16.7%) due to new overdraft regulations that became effective on July 1, 2010 and caused a decrease in non-sufficient funds fees. ATM fees and interchange income was up $245,000 (16.0%) due to increased customer point-of-sale transactions that are the result of incentives for such usage. Overall, mortgage banking activities, which includes mortgage banking servicing fees, change in value of mortgage servicing rights, and gain on sale of loans, accounted for $703,000 of noninterest income during the three months ended June 30, 2011 compared to $323,000 during the three months ended June 30, 2010. Commissions on sale of nondeposit investment products increased $286,000 (79.0%) during the three months ended June 30, 2011. The change in indemnification asset of $144,000 recorded during the three months ended June 30, 2011 is primarily due to an increase in estimated loan losses from the loan portfolio and foreclosed assets acquired in the Granite acquisition on May 28, 2010, and the fact that such losses are generally “covered” at the rate of 80% by the FDIC. The actual increase in estimated losses is reflected in decreased interest income, increased provision for loan losses and/or increased provision for foreclosed asset losses. The Company recorded a bargain purchase gain of $232,000 related to the Granite acquisition during the three months ended June 30, 2010.

Noninterest expense for the three months ended June 30, 2011 was $20,095,000, an increase of $1,687,000 (9.2%), as compared to the same period in 2010. The following table presents the key components of noninterest expense for the periods indicated:

	Three months ended
	June 30,
(in thousands)	2011	2010	$ Change	% Change
Salaries	$7,198	$6,990	$208	3.0%
Commissions and incentives	783	526	257	48.9%
Employee benefits	2,734	2,469	265	10.7%

Total salaries and benefits expense	10,715	9,985	730	7.3%

Occupancy	1,402	1,407	(5)	(0.4%)
Equipment	880	1,060	(180)	(17.0%)
Change in reserve for unfunded commitments	(50)	(800)	750	(93.8%)
Data processing and software	956	661	295	44.6%
Telecommunications	520	461	59	12.8%
ATM network charges	507	446	61	13.7%
Professional fees	573	704	(131)	(18.6%)
Advertising and marketing	739	627	112	17.9%
Postage	219	311	(92)	(29.6%)
Courier service	221	201	20	10.0%
Intangible amortization	20	72	(52)	(72.2%)
Operational losses	118	120	(2)	(1.7%)
Provision for foreclosed asset losses	638	55	583	1060.0%
Foreclosed asset expense	115	66	49	74.2%
Assessments	518	812	(294)	(36.2%)
Other	2,004	2,220	(216)	(9.7%)

Total other noninterest expense	9,380	8,423	957	11.4%

Total noninterest expense	$20,095	$18,408	$1,687	9.2%

Salary and benefit expenses increased $730,000 (7.3%) to $10,715,000 during the three months ended June 30, 2011 compared to the three months ended June 30, 2010. Base salaries increased $208,000 (3.0%) to $7,198,000 during the three months ended June, 2011. The increase in base salaries was mainly due to a 2.6% increase in average full time equivalent staff to 672. Incentive and commission related salary expenses increased $257,000 (48.9%) to $783,000 during three months ended June 30, 2011 due primarily to increases in production related incentives and incentives tied to net income. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $265,000 (10.7%) to $2,734,000 during the three months ended June 30, 2011 primarily due to increases in stock option vesting, supplemental retirement plan expenses, and employer taxes related to option exercises.
Other noninterest expenses increased $957,000 (11.4%) to $9,380,000 during the three months ended June 30, 2011 when compared to the three months ended June 30, 2010. Changes in the various categories of other noninterest expense are reflected in the table above. The changes are indicative of the economic environment which has led to increases, or fluctuations, in professional loan collection expenses, provision for foreclosed asset losses, and foreclosed asset expenses.
The effective tax rate on income was 36.3% and 27.9% for the three months ended June 30, 2011 and 2010, respectively. The effective tax rate was greater than the federal statutory tax rate due to state tax expense of $384,000 and $108,000, respectively, in these periods. Tax-exempt income of $136,000 and $188,000, respectively, from investment securities, and $450,000 and $426,000, respectively, from increase in cash value of life insurance in these periods, along with relatively low levels of net income before taxes, helped to reduce the effective tax rate.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2010. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.
TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 36-year history in the banking industry. It operates 34 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 69 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands, except share data)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Statement of Income Data
Interest income	$24,467	$24,434	$25,627	$27,233	$25,776
Interest expense	2,714	2,730	3,036	3,497	3,642
Net interest income	$21,753	$21,704	22,591	23,736	22,134
Provision for loan losses	5,561	7,001	8,144	10,814	10,000
Noninterest income:
Service charges and fees	6,121	5,782	6,045	5,237	6,082
Other income	2,130	3,568	3,836	1,926	2,022
Total noninterest income	8,251	9,350	9,881	7,163	8,104
Noninterest expense:
Base salaries net of deferred loan origination costs	$7,198	$7,004	7,160	7,131	6,990
Incentive compensation expense	783	916	478	294	526
Employee benefits and other compensation expense	2,734	2,873	2,434	2,473	2,469
Total salaries and benefits expense	$10,715	$10,793	10,072	9,898	9,985
Other noninterest expense	9,380	8,878	9,398	10,626	8,423
Total noninterest expense	$20,095	19,671	19,470	20,524	18,408
Income (loss) before taxes	$4,348	$4,382	4,858	(439)	1,830
Net income	$2,771	$2,800	$3,126	$1	$1,320
Share Data
Basic earnings per share	$0.17	$0.18	$0.20	$0.00	$0.08
Diluted earnings per share	$0.17	$0.17	$0.20	$0.00	$0.08
Book value per common share	$12.82	$12.72	$12.64	$12.66	$12.76
Tangible book value per common share	$11.82	$11.71	$11.62	$11.64	$11.74
Shares outstanding	15,978,958	15,860,138	15,860,138	15,860,138	15,860,138
Weighted average shares	15,922,228	15,860,138	15,860,138	15,860,138	15,860,138
Weighted average diluted shares	15,953,572	16,023,589	16,009,538	15,972,826	16,107,909
Credit Quality
Nonperforming loans	$73,720	$71,053	$75,987	$84,983	$72,708
Guaranteed portion of nonperforming loans(2)	3,496	3,736	3,937	4,131	4,674
Foreclosed assets, net of allowance	9,337	8,983	9,913	11,172	9,945
Loans charged-off	5,230	7,049	6,040	11,163	8,424
Loans recovered	407	701	1,698	689	513
Allowance for losses to total loans(1)	3.34%	3.31%	3.18%	2.86%	2.75%
Allowance for losses to NPLs(1)	63%	65%	59%	49%	57%
Allowance for losses to NPAs(1)	56%	57%	53%	43%	50%
Selected Financial Ratios
Return on average total assets	0.51%	0.51%	0.56%	0.00%	0.24%
Return on average equity	5.39%	5.50%	6.14%	0.00%	2.61%
Average yield on loans	6.24%	6.22%	6.39%	6.61%	6.20%
Average yield on interest-earning assets	4.84%	4.84%	4.88%	5.31%	5.13%
Average rate on interest-bearing liabilities	0.71%	0.72%	0.76%	0.87%	0.92%
Net interest margin (fully tax-equivalent)	4.31%	4.31%	4.30%	4.63%	4.41%

(1)	Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

(2)	Portion of nonperforming loans guaranteed by the U.S. Government, including its agencies and its government-sponsored agencies.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Balance Sheet Data
Cash and due from banks	$391,054	$406,294	$371,066	$398,191	$322,644
Securities, available-for-sale	264,992	279,824	277,271	250,012	275,783
Federal Home Loan Bank Stock	9,199	9,133	9,133	9,157	9,523
Loans held for sale	4,379	2,834	4,988	9,455	4,153
Loans:
Commercial loans	140,531	131,242	141,902	149,743	162,898
Consumer loans	382,864	388,142	423,238	436,597	434,943
Real estate mortgage loans	828,757	823,563	807,482	821,562	860,615
Real estate construction loans	43,910	44,713	46,949	44,890	42,484
Total loans, gross	1,396,062	1,387,660	1,419,571	1,452,792	1,500,940
Allowance for loan losses	(43,962)	(43,224)	(42,571)	(38,770)	(38,430)
Foreclosed assets	9,337	8,983	9,913	11,172	9,945
Premises and equipment	20,142	18,552	19,120	18,947	19,001
Cash value of life insurance	51,441	50,991	50,541	49,972	49,546
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	475	495	580	665	750
Mortgage servicing rights	4,818	4,808	4,605	3,905	4,033
FDIC indemnification asset	4,545	6,689	5,640	5,098	7,515
Accrued interest receivable	6,549	6,941	7,131	7,318	7,472
Other assets	41,634	40,239	37,282	36,185	36,251
Total assets	2,176,184	2,195,738	2,189,789	2,229,618	2,224,645
Deposits:
Noninterest-bearing demand deposits	419,391	427,116	424,070	389,315	386,617
Interest-bearing demand deposits	401,040	406,060	395,413	383,859	383,578
Savings deposits	618,413	608,582	585,845	577,603	552,616
Time certificates	397,887	418,154	446,845	537,764	567,138
Total deposits	1,836,731	1,859,912	1,852,173	1,888,541	1,889,949
Accrued interest payable	1,865	2,044	2,151	2,368	2,487
Reserve for unfunded commitments	2,640	2,690	2,640	2,840	2,840
Other liabilities	29,561	30,262	29,170	26,721	25,257
Other borrowings	59,234	57,781	62,020	67,182	60,452
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	1,971,269	1,993,927	1,989,392	2,028,890	2,022,223
Total shareholders’ equity	204,915	201,811	200,397	200,728	202,422
Accumulated other comprehensive gain (loss)	2,644	1,086	1,310	3,606	4,132
Average loans	1,393,989	1,396,331	1,443,603	1,481,497	1,463,473
Average interest-earning assets	2,028,429	2,024,285	2,107,499	2,060,108	2,019,684
Average total assets	2,192,651	2,189,363	2,235,471	2,237,670	2,191,660
Average deposits	1,852,800	1,851,606	1,895,006	1,893,677	1,849,118
Average total equity	$205,763	$203,535	$203,712	$205,324	$203,528
Total risk based capital ratio	14.6%	14.5%	14.2%	13.8%	13.6%
Tier 1 capital ratio	13.3%	13.2%	12.9%	12.6%	12.3%
Tier 1 leverage ratio	10.4%	10.3%	10.0%	9.9%	10.2%
Tangible capital ratio	8.7%	8.5%	8.5%	8.3%	8.4%